PHILLIPS

<u>**CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**</u>

INVOICE

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC

225 Liberty Street, 29th Floor
New York, NY 10281
United States

Account No: 945315

Invoice No: HK010123/1038/3
Paddle No: 1038
Tax ID:

Sale Title	Sale Date	Sale Number	Auctioneer
20th Century & Contemporary Art Evening Sale	30-Mar-2023	HK010123	Jonathan Crockett

Lot No	Description	Hammer	Buyer Premium	Total Amount
11	**Yayoi Kusama** Infinity Dots (HTI)	22,000,000.00	5,070,000.00	HKD 27,070,000.00

Total Amount Due **HKD 27,070,000.00**

Payment Terms:

Due by 28 July 2023 (120 days after the Sale Date): HKD 11,700,000

Due by 18 October 2023 (90 days after the date of Invoice): HKD 15,370,000

PLEASE NOTE THAT THE PAYMENT MUST BE MADE BY THE INVOICED PARTY

Bank Transfer Details: Phillips Auctioneers Limited, Societe Generale HK, Three Pacific Place, 1 Queen's Rd East, HK. HKD Account Number [***]. SWIFT: [***]

The purchase of the lots listed above is subject to the Conditions of Sale set out in the auction catalogue for the above referenced sale.

For information on the Buyer Premium, please see the Buyer's Guide found on the Phillips website www.phillips.com